Exhibit 10.5

13024 Ballantyne Corporate Place
Harris Building Suite 900
Charlotte, NC 28277
(704) 554-1421

February 8, 2013

Michael A. Warehime
Snyder’s-Lance, Inc.
1250 York Street
Hanover, PA 17331

Re: Compensation

Dear Mike,

This is to confirm that pursuant to the Agreement and Plan of Merger dated as of July 21, 2010, as amended, among Lance, Inc., Lima Merger Corp. and Snyder’s of Hanover, Inc., your compensation for serving as Chairman of the Board of Snyder’s-Lance, Inc. has been set for 2013 as the same as for 2012 and as specified in my letter to you of February 9, 2012.

Very truly yours,

/s/ David V. Singer

David V. Singer
Chief Executive Officer